EXHIBIT 10.31


                                 LOAN AGREEMENT

THIS LOAN AGREEMENT dated the 12 day of November, 1996, is between V.I. CEMENT AND BUILDING PRODUCTS, INC., a Delaware corporation qualified to do business in the U.S. Virgin Islands, whose mailing address is 1350 E. Newport Center Drive, Suite 201, Deerfield Beach, Florida 33443 (hereinafter referred to as the "Borrower"), and BANCO POPULAR DE PUERTO RICO, a commercial banking institution having a mailing address of P.O. Box 8580, St. Thomas, U.S. Virgin Islands 00801 (hereinafter referred to as the "Bank").

                                   WITNESSETH:

1. REPRESENTATIONS. As an inducement to the Bank to enter into this Agreement and to lend under the terms hereof, the Borrower represents, covenants and warrants to the Bank that:

         1.1 CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and in good standing under the laws of the U.S. Virgin Islands and has the corporate power to make this Agreement and to borrow hereunder.

         1.2 CORPORATE AUTHORITY. The making and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of law or of its Articles of Incorporation or Bylaws or result in the breach of, or constitute a default under, or, except as hereinafter provided, result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to any indenture or bank loan or credit agreement, or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

         1.3 FINANCIAL CONDITION. The most recent balance sheet and income statement of the Borrower, and other related information, heretofore furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower and the results of operations for the period(s) specified therein. To the best of the Borrower's knowledge and belief, the Borrower has no contingent obligations, liabilities for taxes, or unusual forward or long term commitments, except as herein specifically mentioned, not disclosed by, or reserved against, in said balance SHEET, AND, AT THE PRESENT time, there are no material unrealized or anticipated losses from any unfavorable commitments of the Borrower. Said financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently maintained by the Borrower throughout the period involved. Since the dates of such financial statements, and SINCE THE date of the other financial information provided to the Bank, there have been no material adverse changes in the financial condition of the Borrower from that set forth in said balance sheet or in said other financial information as of the date hereof, and no dividends or other distributions have been declared or paid or made to its stockholders.

         1.4 LITIGATION. Except as Bank has been advised in writing, there are no suits or proceedings pending, or, to the knowledge of the Borrower, threatened, against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the financial condition or business of the Borrower. Except as the Bank has been advised in writing, there are no proceedings by or before any governmental commission, bureau or other administrative agency pending, or to the knowledge of the Borrower threatened, against the Borrower.

         1.5 TITLES: LIENS. The Borrower has exclusive good and marketable title to each of the fixed properties and assets reflected in its balance sheet free and clear of all mortgages, liens and encumbrances, except (a) liens, if any, for current taxes, assessments and governmental charges not delinquent or whose

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validity is being contested at the time in good faith and by appropriate proceedings, and covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which, in its opinion, do not and will not interfere with the occupation, use and enjoyment of such properties and assets in the normal course of business as presently conducted or planned or materially impair the value of such properties and assets for the purpose of such business,
(b) mortgages, liens and encumbrances in favor of the Bank, and (c) mortgages, liens and encumbrances in favor of third parties of which the Bank has been advised in writing and approved by the Bank.

         1.6 GOVERNMENTAL LICENSES AND PERMITS. The Borrower possesses all licenses and permits necessary for the operation of its business without substantial known conflict with the rights of others.

         1.7 ENVIRONMENTAL COMPLIANCE. The Borrower has duly complied with and Borrower's business operations, assets, equipment, property, leaseholds and other facilities are in compliance with the provisions of all federal, state and territorial environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower has been issued and will maintain all required federal, state and territorial permits, licenses, certificates, and approvals relating to (1) air emissions, (2) discharges to surface WATER or groundwater, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or territorial law, code or ordinance, and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous, or (6) other environmental, health, or safety matters. The Borrower has received no notice of, and neither knows of nor suspects, facts which might constitute any violation of any federal, state or territorial environmental, health, or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to the Borrower's business, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release, or discharge into or upon
(1) the air, (2) soils or any improvements located thereon, (3) surface water or groundwater, or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Borrower's properties, of any toxic or hazardous substances or wastes at or from any of the Borrower's properties; and accordingly, except for inventory of raw materials, supplies, work in progress and finished, that are to be used or sold in the ordinary course of business, the Borrower's properties are free of all such toxic or hazardous substances or wastes. There has been no complaint, order, directive, claim, citation, or notice by any governmental authority or any person or entity with respect to (1) air emissions, (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Borrower's properties, (3) noise emissions, (4) solid or liquid waste disposal, (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or waste, or (6) other environmental, health, or safety matters affecting the Borrower or Borrower's business, operations, assets, equipment, property, leaseholds, or other facilities. The Borrower has no indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal), which has not been previously disclosed to the Bank in writing.

         1.8 ENFORCEABILITY. This Agreement, the Notes (as defined in Section 2.4), security instruments (as defined in Section 3) and other documents provided to the Bank in connection with the Loan and executed or to be executed simultaneously herewith (collectively referred to herein as the "Loan Documents")

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are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

2. THE AGREEMENT TO LEND.

         2.1 THE LOAN.

         2.1.1 AMOUNTS. The Bank agrees, on the terms and conditions of this Agreement, to extend to the Borrower the following credit facilities in the aggregate maximum principal amount of SEVEN MILLION DOLLARS ($7,000,000.00), (the "Loan"), which the Borrower hereby accepts.

         2.1.1.1 a term loan (the term Loan") in the principal sum of SIX MILLION DOLLARS ($6,000,000.00);

         2.1.1.2 a revolving line of credit (the "Line of Credit") in an aggregate principal amount at any one time outstanding of up to but not exceeding ONE MILLION DOLLARS ($1,000,000.00).

         2 1.2 TYPES.

         2.1.2.1 THE TERM LOAN. The Term Loan shall be a six (6) year installment loan payable in seventy-two (72) monthly payments of principal and interest as hereinafter provided.

         2.1.2.2. THE LINE OF CREDIT. The Line of Credit is a revolving credit (i.e., a credit which may be used repeatedly up to the limit, and for the time specified, after partial or total repayments have been made) in the aggregate maximum principal amount thereof (i.e., ONE MILLION DOLLARS ($1,OOO,OOO.OO), subject to annual review and annual re-approval by the Bank. Accordingly, the Borrower may, at any time, and periodically from time to time, from the date hereof and until revoked by the Bank, draw against this credit, on a revolving basis, in accordance with the terms and provisions of this Agreement, and may, at any time, and periodically from time to time, during said period, reborrow, likewise on a revolving basis, the whole or any part or parts of the principal sum or sums so drawn, to the end that the said REVOLVING CREDIT SHALL CONTINUE to be available to, and may be used repeatedly by, the Borrower, during said period, on a revolving basis, up to the said principal sum of ONE MILLION DOLLARS ($l,000,000.00) at any one time outstanding, notwithstanding the fact that such partial or total repayments, if any, have been, or will be, from time to time made.

         2.1.2.2.1 ANNUAL REVIEW AND REAPPROVAL. On July 1, 1997, and on each subsequent anniversary of said date, the Line of Credit is subject to annual review and approval by the Bank. The Bank shall review the history of the Borrower's use of the Line of Credit and the terms, provisions and outstanding balance of the Line of Credit, together with the financial statements of the Borrower and Guarantor (as defined in Section 5.2), and such other documents and information as the Bank deems necessary or desirable for the purpose of determining whether the Line of Credit should be renewed, extended, modified or terminated. A condition of such approval shall be the absence of any material adverse change in prevailing economic conditions and/or in the Borrower's or Guarantor's financial condition. The Bank shall have the right, in ITS SOLE DISCRETION, to make such a determination and shall advise the Borrower in writing of any decision to renew, extend or modify the Line of Credit and of the conditions of such renewal, extension or modification, if any.

         2.1.2.2.2 ANNUAL CLEAN UP. The Borrower agrees that for a period of thirty (30) consecutive days during each twelve (12) MONTH PERIOD hereafter the Borrower shall have repaid to the Bank all funds drawn under the Line of Credit and THERE SHALL BE NO REVOLVING CREDIT outstanding under this Agreement.

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         2.2 PRINCIPAL REPAYMENT OF TERM LOAN. The Borrower shall repay the principal amount of the Term Loan to the Bank in seventy-two consecutive monthly installments as follows: (i) seventy-one (71) consecutive monthly installments of EIGHTY THREE THOUSAND THREE HUNDRED THIRTY FOUR AND 00/100 DOLLARS ($83,334.00) each, plus interest accrued to time of payment; and (ii) a seventy second (72nd), final installment of the principal then outstanding plus accrued but unpaid interest on the unpaid principal balance, commencing on the first day of the first full month following the date hereof and continuing on the first day of each subsequent month. All payments shall be applied first to late charges, if any, second to accrued interest and the remainder to the outstanding principal balance.

         2.3 INTEREST. The Term Loan and the Line of Credit shall both bear interest at a rate per annum equal to one percent (1%) above the prime rate as it varies (any change in interest resulting from the change in the prime rate to be effective at the beginning of the day on which such change in the prime rate is announced). The term "prime rate" as used herein means that rate of interest from time to time announced by The Chase Manhattan Bank, N.A. at its principal offices in New York, New York as its commercial loan prime rate. Interest shall be calculated daily on a three hundred sixty (360) day basis at the rate hereinabove set forth. Interest on the Line of Credit shall be calculated daily on the principal sums advanced and outstanding and shall be due and payable monthly by invoice to Borrower. Interest accrued on the Term Loan at the rate hereinabove specified shall be due and payable on the first day of each month together with each monthly principal installment payment as described in paragraph 2.2 above, provided however, that interest accrued from the date hereof to the first day of the first full month following the date hereof shall be due and payable on such first day of such first full month.

         2.4 THE NOTES.

         2.4.1 THE TERM LOAN NOTE AND REVOLVING CREDIT NOTE. The Term Loan shall be evidenced by an installment note in the amount of the Term Loan and dated the date hereof, due and payable to the order of the Bank as herein and therein provided (the "Installment Note"). The Line of Credit shall be evidenced by a Revolving Credit Note of the Borrower dated the date hereof and payable to the order of the Bank as herein and therein set forth in the principal sum of the Line of Credit to cover the Line of Credit or so much thereof as shall be outstanding from time to time (the Revolving Credit Note"). The said principal sum together with all accrued and unpaid interest shall be due and payable in full ON DEMAND at the office of the Bank in Charlotte Amalie, St. Thomas, U.S. Virgin Islands, or at such other place as the holder may, from time to time, designate in writing. (The "Installment Note" and the "Revolving Credit Note" are collectively referred to hereinafter as the Notes").

         2.5 PURPOSE. The Loan shall be made by the Bank to enable the Borrower to refinance the following existing debts, to provide the Borrower with working capital and to pay the costs associated with the Loan:

 $3,600,000.00      -        To repay outstanding debt owned to Banco Popular de
                             Puerto Rico. This includes two (2)Lines of Credits, numbers 1145029-9007 and 1145029-9006 with outstanding balances of $1,980,000.00 and
                             $400,000.00 respectively. Also included are three
                             (3) Term Loans in the name of the Borrower and one
                             (1) Term Loan in the name of Devcon International
                             Corporation, the Guarantor of the Loan. The outstanding balances of loan numbers 1145029-9005, 1145029-9002, 1145029-9001 and 11442869002 are
                             $16,676.00, $333,300-00, $600,000.00 and
                             $255,554.00 respectively;



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$1,800,000.00       -        To repay existing debt owed to Barnett Bank of
                             Broward County, N.A.;

$  100,000.00       -        To repay outstanding debt owed to Barclay's Bank;

$1,000,000.00       -        An advised Line of Credit to be used for working
                             capital; and

$  500,000.00       -        to be used for working capital and costs
                             associated with this transaction;

The proceeds of the Loan may not be used for any other purpose without the prior written consent of the Bank.

3. SECURITY. Repayment of the Loan and the Borrower's obligations hereunder shall be secured pursuant to the terms of the following agreements satisfactory in form and substance to the Bank and its counsel (hereinafter collectively referred to as the "Security Instruments"):

         3.1 FIRST PRIORITY MORTGAGE. A first priority mortgage, in the amount of the Loan, granting to the Bank a first priority lien over the following properties located in St. Croix, U.S. Virgin Islands (the St. Croix Properties"), in which Borrower has a fee simple interest:

               Plot No. 5 and Plot No. 6 Estate Springfield
               Matr. No. 11 Prince Quarter
               St. Croix, Virgin Islands
               as more fully described on PWD Drawing No. 2279 dated 12/14/67

                                    and

               Reminder of Parcel No. 2 of Estate Springfield
               Prince Quarter
               St. Croix, Virgin Islands
                as shown on PWD Drawing No. 1915 dated 5/28/66

                                    and

               Parcel No. 3 of Estate Springfield
               St. Croix, Virgin Islands
               as shown on PWD Drawing No. 968 dated 9/8/60

                                    and

               Plot No. 303 Estate Grove Place
               St. Croix, Virgin Islands
               as shown on PWD Drawing No. 304-0, dated 5/4/60

                                    and

               Plot No. 13 of Parcel No. 2 Estate Plessens
               Register No. 12a Prince Quarter
               St. Croix, Virgin Islands
               as shown on PWD No. 1390 revised 11/27/72
               as revised November 27, 1972

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                                    and

]              Plot No. 6 and Plot No. 6A of Estate Montpellier
               (subdivided from Parcel No. 3 Estate Montpellier)
               Matr. No. 12-B Prince Quarter
               St. Croix, Virgin Islands
               as shown on PWD Drawing No. 1390, revised 11/ 27/72

                                    and

A Charge, in the amount of the Loan, granted by Tortola Concrete Products Limited (the "Charger") to the Bank as Chargee granting the Bank a lien over the following property located in Tortola, British Virgin Islands, in which Charger has a fee simple interest:

                  Mount Sage, Block 2434B, Parcel 2

         3.2 FIRST PRIORITY LEASEHOLD MORTGAGES. A first priority leasehold mortgage, in the amount of the Loan (the "Mariendahl Leasehold Mortgage") granting to the Bank a first priority lien over the Borrower's leasehold interest in a Lease Agreement dated July 30, 1991 between Ross Properties, Inc., as lessor and the Borrower as lessee (the "Estate Mariendahl Lease") pursuant to which the Borrower possesses the property and improvements known as:

                  Parcels No. 6 Estate Mariendahl
                  Western Section
                  No. 4 Red Hook Quarter
                  St. Thomas, U.S. Virgin Islands

                                       and

A first priority leasehold mortgage, in the amount of the Loan (the "Crown Bay Leasehold Mortgage") granting to the Bank a first priority lien over the Borrower's leasehold interest in a Lease Agreement dated December 29, 1992 between the Virgin Islands Port Authority, as lessor and the Borrower as lessee (the "Estate Crown Bay Lease") pursuant to which the Borrower possesses the property and improvements known as:

                  Parcel No. 170-5 Crown Bay Landfill
                  Subbase
                  St. Thomas, U.S. Virgin Islands

(the St. Croix properties described above along with the properties covered by the Mariendahl Leasehold Mortgage and the Crown Bay Leasehold Mortgage are collectively referred to hereinafter as the "Mortgaged Property"), together with valid consents from the respective lessors.

         3.3 ASSIGNMENT OF LEASE AND ESTOPPEL CERTIFICATE. A valid assignment of each of the above referenced leases (the Assignment of Lease"), together with a valid consent thereto and estoppel certificate from the lessor of each such lease.

         3.4 ASSIGNMENT OF CERTIFICATES OF DEPOSIT AND PLEDGE AGREEMENT. The Borrower shall have executed and delivered to the Bank (i) an Assignment of Certificate of Deposit No.00001626746-30131104514 and No. 00001626746-30131104515 both in the face amount of $226,929.53, and (ii) a
Pledge Agreement, issued in the name of the Borrower and given to secure the Loan.

         3.5 SECURITY AGREEMENT. The Borrower is to submit to the Bank a complete listing of the Borrower's assets and the lien position of each asset. The Borrower shall have executed and delivered to the Bank a Security Agreement and corresponding financing statement (Form UCC-1) satisfactory in form and substance

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to the Bank and its counsel, granting to the Bank a perfected SECURITY INTEREST in all assets owned by the Borrower wherever located and however held including, but not limited to, all INVENTORY, MACHINERY, equipment, furniture, fixtures, accounts, accounts receivable, contracts, contract rights, intangibles, all other personal property and all accessions, products and proceeds of the foregoing. All personalty, acquired by the Borrower after the Closing of this Loan, and during the term of the Loan, for the operation of the Borrower's business, shall immediately thereupon be subject to the lien of the Security Agreement as additional collateral security for the Loan. The Borrower shall promptly notify the Bank of each such acquisition, including a description of the property acquired, the cost of such property and the quantity or amount acquired. The Borrower SHALL PROMPTLY thereafter, as the Bank requests, execute and deliver to the Bank any documents or instruments deemed necessary or convenient by the Bank or its counsel to perfect a valid lien on such property.

         3.6 ASSIGNMENT OF NOTE RECEIVABLES. A valid Deed of Assignment respecting note receivables, contract rights and proceeds, including accrued interest thereon, due Guarantor Devcon International Corp. from the Government of Antigua and Barbuda.

         3.7 FLOATING CHARGE AND DEBENTURE ON BRITISH VIRGIN ISLAND ASSETS. Tortola Concrete Products Limited, an affiliate of Borrower, shall execute appropriate and enforceable documents to confirm the Bank's floating charge and debenture on all of Borrower's assets and that of its affiliates in the British Virgin Islands.

         3.8 UNCONDITIONAL AND UNLIMITED CORPORATE GUARANTY. The Bank shall have received the unconditional and unlimited guaranty of Devcon International Corp. (the "Guarantor") guaranteeing repayment of the Loan, the Borrower's obligations under this Agreement, the Notes and the Security Instruments securing the Notes.

4. CONDITIONS OF LENDING. The obligation of the Bank to make the Loan is subject to the following conditions precedent:

         4.1 APPROVAL OF BANK COUNSEL. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.

         4.2 PROOF OF CORPORATE ACTION BY BORROWER AND GUARANTOR. The Bank shall have received certified copies of all corporate action taken by the Borrower and Guarantor to authorize the execution and delivery of this Agreement, the Notes the Security Instruments and the borrowing hereunder, and such other papers as the Bank shall reasonably request.

         4.3 LOAN FEES. As its fees for both the Term Loan facility and the Line of Credit, the Bank shall receive from the Borrower a non-refundable origination fee in the amount of Seventy Thousand and 00/100 Dollars ($70,000.00) and an application fee of Three Hundred and 00/100 Dollars ($300.00).

         4.4 GOVERNMENTAL LICENSES AND PERMITS. The Bank shall have been provided with copies of all licenses and permits necessary for the operation of the Borrower's business.

         4.5 SUBORDINATION OF SHAREHOLDERS' LOANS. All shareholders shall have executed and delivered to the Bank a subordination agreement, satisfactory in form and substance to the Bank and its counsel, subordinating their shareholder loans in the amount of approximately $4.9 million outstanding to the Loan.

         4.6 INSURANCE. The Bank shall have received evidence of insurance coverage for the full insurable value of all of the property to be pledged as security for the Loan naming Banco Popular de Puerto Rico as Mortgagee/Loss Payee. Said policy is to cover all risks of loss or damage to all properties, real and personal, by fire, earthquake, the hazards covered by extended coverage endorsements, and such

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other insurable hazards as the Bank may require, including flood damage insurance if it is determined that the properties to be pledged as security for the Loan are in a federal flood hazard zone.

         Insurance coverage must be provided by a COMPANY WITH A current rating by A.M. Best & Co. of 3 or better. In the case the issuing company does not have a satisfactory rating, the policy must have a cut-through endorsement and the reinsuring company(s) must have a current rating by A.M. Best & Co. of B+ or better.

         4.7 OPINION OF COUNSEL FOR THE BORROWER AND GUARANTOR. The Bank shall have received from counsel for the Borrower and the Guarantor a favorable opinion dated the same date hereof addressed to the Bank and satisfactory in scope and form to the Bank and its counsel, covering the following matters.

                  (a) BORROWER. The Borrower is duly incorporated, validly existing and in good standing under the laws of Delaware and the U.S. Virgin Islands, has the legal capacity and authority to own real property and other property to the extent required to properly and adequately conduct its business and that no part of this transaction violates any restriction, term, condition or provision of the Borrower's Articles of Incorporation or Bylaws.

                  (b) LOAN AGREEMENT. This loan agreement has been duly authorized, executed and delivered by the Borrower and constitutes A LEGAL, VALID and binding obligation as may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws generally affecting the rights of creditors and by principles of equity.

                  (c) NOTES. The Notes have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding instruments, enforceable in accordance with their TERMS, EXCEPT as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors and by principles of equity.

                  (d) SECURITY INSTRUMENTS. The Security Instruments have been duly authorized, executed and delivered by the Borrower or the Guarantor, as the case may be, and constitute legal, valid and Guarantor. The Bank shall have received from counsel for the Borrower and the Guarantor a favorable opinion dated the same date hereof addressed to the Bank and satisfactory in scope and form to the Bank and its counsel, covering the following matters.

                  (e) GUARANTY. The guaranty of the Guarantor has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding instrument, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws generally affecting the rights of creditors and by principles of equity.

                  (f) REMEDIES. The remedies contained within all the loan documents are effective under the laws of the U.S. Virgin Islands in order to expedite the collection of the Loan and/or foreclosure upon default under the terms of the Loan Documents.

         4.8 TITLE INSURANCE. The Bank shall have received A COMMITMEnt for TITLE insurance issued by a title company satisfactory to the Bank, dated the date of this Agreement and satisfactory in substance and form to the Bank and its counsel, stating that the title to the Mortgaged Property or possession of the leasehold premises as the case may be, is vested in the Borrower, and insuring the interest of the Bank as holder of a first priority mortgage(s) and leasehold mortgage(s) on the Mortgaged property with no exceptions other than
(i) a lien for real estate taxes not yet due and payable, and (ii) such other exceptions acceptable to the Bank and its counsel.

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         4.9 AS-BUILT SURVEY. The Bank shall have received two (2) copies of a current as-built survey of the Mortgaged Property together with an A.L.T.A. certification and Surveyor's Report, satisfactory in substance and form to the Bank and the title insurer, showing all easements, encroachments, rights-of-way, roads, alleyways, paths, and set-backs and such other matters as REVEALED by inspection and survey of the Mortgaged Property, and shall clearly indicate all monuments and other controls relied upon by the surveyors. All of the foregoing shall be sufficient to delete the standard survey exception in the commitment for title insurance provided for in Section 4.8.

         4.10 APPRAISAL. The Bank shall have received an updated appraisal report indicating that the Mortgaged Property with improvements has a current fair market value satisfactory to the Bank.

         4.11 REAL ESTATE TAXES. The Bank shall have received a Certificate of Real Property Tax Status from the Treasury Division, Department of Finance, showing that there are no taxes owed on the Mortgaged Property, together with copies of the paid receipts for the 1992, 1993, 1994 and 1995 real property taxes.

         4.12 TAX CLAUSE. The Borrower shall have furnished or cause to be furnished, evidence to the effect that all taxes, assessments, and governmental charges lawfully levied and assessed against it and the Guarantor have been fully satisfied.

         4.13 LANDLORD'S CONSENT TO FIRST PRIORITY LEASEHOLD MORTGAGE AND ESTOPPEL CERTIFICATE. The Bank shall have received a validly executed Consent to First Priority Leasehold Mortgage and Estoppel Certificate from the Borrower's landlords respecting each of the leasehold parcels described above and included within the Mortgaged Property, satisfactory in form and substance to the Bank and its counsel, consenting to the Borrower's execution and the recording of the First Priority Leasehold Mortgage and stating that the Borrower is not in default under the terms of its leasehold interests.

         4.14 CONSENT TO ASSIGNMENT OF LEASE AND ESTOPPEL CERTIFICATE. The Bank shall have received a validly executed Consent to Assignment of Lease and Estoppel Certificate from the Borrower's landlord respecting each of the LEASEHOLD PARCELS described hereinabove in paragraph 3.2, in form and substance satisfactory to the Bank and its counsel, consenting to the Borrower's execution and the recording of the Assignment of Lease and stating that the Borrower is not in default under the to terms of its lease.

         4.15 LEASE OF BUSINESS PREMISES. The Bank shall have been provided with a certified copy of each of the leases described above and any extensions or renewals thereof, which shall provide for a term with options to extend, for a period of not less than the life of this Loan.

         4.16 ZONING. The Bank shall have received written evidence to the effect that the Mortgaged Property has been zoned for the purposes consistent with the uses contemplated beyond any possibility of appeal and to the effect that there is no pending proceeding either administrative, legislative or judicial, which would in any manner adversely affect the status of the zoning with respect to the Mortgaged Property or any part thereof.

         4.17 OTHER DOCUMENTATION. The Bank shall have received from the Borrower such other items required to be provided by the Borrower or on its behalf as may be set forth on the Closing Agenda utilized by the Bank and the Borrower to close the Loan, but not otherwise specifically referred to herein.

5. AFFIRMATIVE COVENANTS. The Borrower agrees that so long as credit shall remain available hereunder and until payment in full of the Notes, unless the Bank shall otherwise consent in writing it will:

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



         5.1 APPLICATION OF LOAN PROCEEDS. Apply the proceeds of the Loan solely for the specific purposes agreed to herein.

         5.2 FURNISH FINANCIAL STATEMENTS. Furnish the Bank, or caused to be furnished annually to the Bank, (a) within ninety (90) days after the end of each fiscal year of the Borrower, in such form as is acceptable to the Bank, (i) the audited annual financial statements of the Borrower, prepared by independent certified public accountants acceptable to the Bank, (ii) the income tax returns of the Borrower and the Guarantor, (iii) the financial statements of the Guarantor, and (iv) the 10-K and quarterly 10-Q reports submitted by Borrower to the SEC, and (b) such further information regarding the business affairs and financial condition of the Borrowers at such times, in such form and in such manner, prepared by such persons as are acceptable to the Bank. The financial statements must reflect a financial net worth satisfactory to the Bank.

         5.3 PAYMENT OF TAXES. Pay and discharge or cause to be paid and discharged (a) all taxes, assessments and governmental charges or liens imposed upon Borrower or upon any property belonging to Borrower, prior to the date on which penalties attach thereto, and (b) all lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper judicial or administrative proceedings.

         5.4 REAL PROPERTY TAXES. Pay or caused to be paid all real property taxes on the Mortgaged Property and submit to the Bank evidence of such payments.

         5.5 WORKERS' COMPENSATION. Pay or cause to be paid to the Commissioner of Finance workers' compensation premiums for all employees of the Borrower, and submit to the Bank upon payment evidence of said payments and insurance coverage;

         5.6 INSPECTION AND MAINTENANCE. Allow the Bank or its duly authorized representatives to inspect the books, records, assets, property, and operations of the Borrower at any reasonable time on reasonable notice and maintain said books, records, assets, property and operations of the Borrower to the satisfaction of the Bank. "Reasonable notice" shall mean five (5) days for purposes of this paragraph.

         5.7 NOTICE OF LITIGATION. Promptly give notice in writing to the Bank of all litigation and of all proceedings by or before any governmental regulatory agency, against or affecting the Borrower or the Guarantor, where the amount involved is in excess of $100,000.00 or which, if adversely determined, would otherwise have a material adverse effect on the financial condition or business of the Borrower or the Guarantors.

         5.8 INSURANCE.

                  (a) Maintain, or cause to be maintained, with a financially sound and reputable insurance company doing business in the U.S. Virgin Islands and acceptable to the Bank, public liability and indemnity insurance, satisfactory in form and substance to the Bank and its counsel, and in limits approved by the Bank, covering the Borrower against the risks of third party property damage and personal injury liability.

                  (b) Maintain, or cause to be maintained, with a financially sound and reputable insurance company acceptable to the Bank, special multi-peril insurance coverage including fire and extended coverage, casualty, vandalism and malicious mischief insurance on all of the Borrower's property, real and personal, in such amounts as are acceptable to the Bank, but in no event less than the full replacement cost of all improvements, inventory, furniture, fixtures, machinery and equipment located in or on any of the Borrower's business premises. The foregoing insurance policies shall contain an endorsement, satisfactory to the

Bank and its counsel, providing for payment to the Bank as mortgagee/loss payee (as its interests may appear).

                  (c) Maintain, or cause to be maintained, with a financially sound and reputable insurance company acceptable to the Bank, comprehensive property insurance over the Mortgaged Property with the Bank named as mortgagee/loss payee.

                  (d) Insurance coverage must be provided by an insurance company with a current rating by A.M. Best & Co. of 3 or better and the foregoing policies shall also provide that they may not be canceled, or the amount(s) of coverage provided reduced, for any reasons until not less than the thirty (30) days written notice shall have been given to the Bank of the insurance company intention to cancel or reduce the amount(s) of coverage provided under such policies during which time the Borrower shall REPLACE said policies with new, substitute or successor policies to comply with the requirements of this Section.

                  (e) If it is determined from the National Flood Insurance Report that the Borrower's business premises or the Mortgaged Property are located in designated flood prone areas, the Borrower shall maintain or cause to be maintained Federal Flood Insurance up to the maximum amount available covering such premises, and furnish the Bank with evidence of such insurance naming the Bank as mortgagee/loss payee.

         5.9 ENVIRONMENTAL COMPLIANCE. Be and remain in compliance with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party; notify the Bank immediately of any hazardous discharge from or affecting its premises; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

         5.10 DEPOSIT ACCOUNTS. Maintain or cause to be maintained all deposit accounts of the Borrower and the Guarantors with the Bank.

         5.11 SHAREHOLDER LOANS. Subordinate shareholder debt of approximately $4.9 million outstanding, with a limit of $4.0 million with the provision that for every $200 increase in retained earnings the subordinated debt will reduce by $1.00 subject to the receipt of annual financial statements and 10-K report.

         5.12 ACCOUNTS RECEIVABLE/INTERCOMPANY ADVANCES. Provide to the Bank quarterly aging of accounts receivable and intercompany advances.

         5.13 CREDIT CARD TRANSACTIONS. Process all merchant VISA, Mastercard and Discover credit card business of the Borrower through the Bank.

         5.14 MANAGEMENT COMPENSATION. Obtain the Bank's approval of the levels of compensation that the Borrower proposes to pay its directors, officers, managing partners, consultants and agents.

         5.15 GUARANTOR'S COVENANTS. Devcon International Corp., the Guarantor of this Loan, agrees to the following special conditions on a consolidated basis, that it will not:

                  (a) Permit its debt (which shall include the total of its liabilities, including short-term liabilities, deferred tax liabilities and all other non-current liabilities to exceed sixty percent (60.0%) of its adjusted net worth (net worth reduced by intangible assets such as GOOD will, that have limited value in liquidation); or

                  (b) incur or report a net loss during any fiscal year; or

                  (c) permit current assets, at any one time to be less than one and one-half (1.50) times current liabilities; or

                  (d) make any additional acquisition in excess of $500,000.00.

6. NEGATIVE COVENANTS. The Borrower agrees that so long as credit shall remain available hereunder and until payment in full of the Notes, and all other credit advanced by the Bank to the Borrower, without the prior written consent of the Bank, it will not:

         6.1 LIMITATION OF LIENS. Mortgage, pledge, hypothecate, assign, transfer, suffer to exist, or voluntarily or involuntarily subject to any lien or encumbrance to secure any indebtedness, any of the property or assets of the Borrower, now owned or hereafter acquired: excluding, however, from the operation of this covenant, liens, mortgages or encumbrances in favor of the Bank.

         6.2 LIMITATION ON INDEBTEDNESS. Create or incur any indebtedness or obligation for borrowed money or issue or sell any obligations of the Borrower, excluding, however, from the OPERATION of this covenant, the Loan hereunder or other loans made by the Bank and trade payables and other indebtedness incurred in the ordinary course of business.

         6.3 CONTINGENT LIABILITIES. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation except by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         6.4 CONSOLIDATION OR MERGER. Merge into or consolidate with or into any corporation, partnership or other business entity. For the purposes of this
Section 6.4, the acquisition by the Borrower of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any corporation or other entity shall be deemed to be a consolidation of such corporation or other entity with the Borrower.

         6.5 DISPOSITION OF ASSETS. Lend, sell, lease, transfer or otherwise dispose of any of its assets Other than obsolete or worn-out property not used or useful in its business), whether now owned or hereafter acquired, except in the ordinary and regular course of the Borrower's business.

         6.6 DIVIDENDS. Declare or pay any dividend or authorize or make any other distribution on any shares of capital stock of the Borrower, whether now or hereafter outstanding.

         6.7 COMPENSATION AGREEMENTS. Permit the individual or aggregate compensation (including salaries, BONUSES, COMMISSIONS and other forms of remuneration) paid to officers, directors, managing partners, agents, employees or consultants of the Borrower to exceed an amount satisfactory to the Bank and which is reasonable and appropriate in relation to work performed or services provided, and comparable to compensation paid by other companies of comparable size engaged in a similar business as the Borrower in St. Thomas, U.S. Virgin Islands.

         6.8 MODIFICATIONS TO LEASE. Amend, assign or terminate its leases or sublet the leased property described in Section 3.2 hereof or enter into any new agreement for the occupancy of such property on terms not acceptable to the Bank.

         6.9 LOANS, ADVANCES INVESTMENTS. Purchase or otherwise acquire any shares of stock or obligations of, or make or repay loans or advances to, or make investments in, any individual, firm or corporation, including, without limitation, any shareholder, director, officer, managing partner, agents or employee of the Borrower, or any other person or persons related to the Borrower in any way whatsoever.

         6.10 BORROWER'S SHARES. Purchase, acquire, redeem, retire or issue, or make any commitment to purchase, acquire, redeem, retire or issue, any of the Borrower shares whether now or hereafter outstanding or consent to the transfer of any such shares.

         6.11 CHANGE OF BUSINESS. Effect, cause, or permit any change from the business now conducted by the Borrower.

         6.12 CAPITAL EXPENDITURES. Make any capital acquisitions in excess of $500,000.00 or other investments or expenditures or commitments for fixed or capital assets in any fiscal year in excess of the sum of amounts (i) reserved for depreciation for such year plus (ii) contributed by the shareholders for such purpose.

         6.13 ISSUANCE OF STOCK OF BORROWER. Permit or consent to the issuance of any further capital stock of the Borrower or the sale of any treasury stock.

7. EXPENSES. The Borrower agrees to pay all reasonable expenses (including legal expenses and attorneys' fees and special counsel fees and disbursements associated with collateralizing this Loan in the jurisdiction where the collateral is located) payable in connection with the execution and delivery of this Agreement and of the Notes, and the Security Instruments herein referred to, as well as all expenses (including legal expenses and attorneys' fees) of every kind incidental to the collection or enforcement of this Agreement, the Notes and the other said Security Instruments.

8. EVENTS OF DEFAULT. If any one of the following "events of default" shall occur:

         8.1 any representation or warranty made by the Borrower or the Guarantor to the Bank in the Notes, this Agreement or the Security Instruments referred to herein, including the Charge and Debenture or any other instruments executed in connection with the Loan proves to have been incorrect in any material respect as of the date of this Agreement or as of the date on which it is made, or any statement, certificate or data heretofore or hereafter furnished by the Borrower or Guarantor to the Bank in connection with the application for this Loan or in the administration of this Agreement proves to have been incorrect in any material respect as of the date when the facts therein set forth were stated or certified; or

         8.2 default by the Borrower in the performance of any covenant or agreement herein, or in the Security Instruments referred to herein, which shall remain unremedied for fifteen (15) days after written notice thereof shall have been given by the Bank: or

         8.3 default by the Guarantor in the performance of any covenant or agreement in the Guaranty which shall remain unremedied for fifteen (15) days after written notice thereof shall have been given by the Bank; or

         8.4 default in the due payment of the principal of the Notes, or default in the payment of interest on the Notes, or of any other indebtedness, which term shall be construed to mean any obligation or liability for borrowed money, owing by the Borrower to the Bank now existing or hereafter incurred, when the same shall be due; or

         8.5 a judgment for the payment of money shall be rendered against the Borrower or the Guarantor and any such judgment shall remain unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

         8.6 the Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or Guarantor, or of all or a substantial part of the assets of the Borrower or of the Guarantor, (ii) be unable, or admit in writing, the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or the Guarantor in any bankruptcy, reorganization or insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or the Guarantor in any bankruptcy proceeding, reorganization or insolvency proceeding, or corporate action shall be taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing; or

         8.7 an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

         8.8 the financial condition of the Borrower or the Guarantor, or the physical condition of the Mortgaged Property, shall adversely change in any material respect from the condition of any of the foregoing represented in the information and documentation submitted by the Borrower in support of its application for the Loan;

         8.9 the Borrower shall default under either the Estate Mariendahl Lease or the Estate Crown Bay Lease as described hereinabove and any cure period under any such lease with respect to such default shall have expired; THEN the Bank may by written notice to the Borrower (i) immediately terminate the commitments of the Bank hereunder, and (ii) declare the principal of and interest accrued on the Notes, and all other liabilities of the Borrower to the Bank to be forthwith due and payable, whereupon the same shall become forthwith due and payable.

9 ENTIRE AGREEMENT: NO WAIVER EXCEPT AS INDICATED. The Borrower understands and agrees that this Loan Agreement, along with Notes and Security Instruments executed simultaneously herewith, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements, written or oral, among the parties concerning the subject matter hereof (except that the Commitment Letter dated June 20, 1996 and executed by the Borrower and Guarantor on June 28, 1996, the terms and provisions of which are incorporated herein by this reference, shall survive the closing of the Loan as set forth in Paragraph 17 of said Commitment Letter).

10. AMENDMENT TO LOAN AGREEMENT. This Loan Agreement may not be changed orally, but only by an agreement in writing signed by both parties to this Loan Agreement.

11. NO WAIVER: REMEDIES CUMULATIVE. No failure to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

12. WAIVER OF RIGHT TO TRIAL BY JURY. THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF TEEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE LOAN DOCUMENTS, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK'S PERFORMANCE UNDER SAID AGREEMENT. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK COULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

13. DEFINITIONS.

         13.1 Any accounting term used herein shall, unless the context otherwise specifies, be defined as most commonly defined in accordance with generally accepted accounting principles.

         13.2 "Indebtedness" shall mean any obligation or liability for borrowed money, howsoever evidenced, or any obligation represented by a promissory note.

14. CHANGE OF PARTIES. The Borrower will not assign this Agreement or any of the monies due hereunder or convey or further encumber its assets or any part thereof without the prior written consent of the Bank. In the event of any such approved assignment, conveyance or encumbrance and if the Bank shall elect to continue to make the Loan hereunder or any part thereof to the Borrower or its successor or assignee, all sums so advanced shall be deemed advances under this Agreement and not in modification hereof. In the event the Borrower shall part with or in any manner be deprived of its title to its assets or any part thereof in violation of this section, the Bank may, at its option, continue to make advances under this Agreement and not in modification hereof. If the Borrower is in default under this Agreement, or as a part of the sale, consolidation, liquidation or merger of the Bank, the Bank may assign this Agreement and the Notes and cause the assignee to make any advances not made at the time of the assignment, in which event all of the terms hereof shall continue to apply to the Loan, the Notes, the Security Instruments and any other documents entered into pursuant to the Loan. All sums so advanced shall be deemed advances under this Agreement and not in modification hereof.

15. NOTE. Any notice required herein shall be deemed to have been properly served if sent by United States registered mail, postage prepaid, addressed to the parties hereto at the addresses set forth above, or at such other address as shall later be designated in writing.

16. CONSTRUCTION. This Agreement is being executed in and shall be construed in accordance with the laws of the United States Virgin Islands.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                    V.I. CEMENT AND BUILDING PRODUCTS,INC.

                                    By: /S/ WALTER B. BARRETT
                                        -----------------------------------
                                               Vice President

                                                                        (SEAL)

                                    Attest: /S/ RONALD L. MOOREHEAD
                                        -----------------------------------
                                                      Vice President


                                    BANCO POPULAR DE PUERTO RICO


                                    By:/S/ STANLEY OLIVE
                                        -----------------------------------
                                              Vice President